Exhibit 10.17
AMENDMENT

This Amendment, dated as of December 13, 2010 (this “Amendment”), by and between EClips Media Technologies, Inc. (the “Company”) and Colonial Ventures, LLC (“Colonial”), has been executed for the purpose of amending that certain consulting agreement, dated as of February 4, 2010 (the “Agreement”).

In consideration of the premises, the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the undersigned agree as follows:

1.	Section 2(f) is amended by terminating the 5,000,000 unvested shares (the “Unvested Shares”) of the Company’s common stock issued to Colonial.

2.
The Company is authorized to submit certificates # 5558, 5559, 5560, 5561 and 500,000 shares from certificate # 5557, which represent the Unvested Shares to the Company’s transfer agent for cancellation.

3.	The Company’s secretary is authorized to take all further action to effectuate the cancellation of the Unvested Shares.

4.
This Amendment may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Amendment.

5.	This Amendment and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first above written.

ECLIPS MEDIA TECHNOLOGIES, INC.		COLONIAL VENTURES, LLC

/s/ Glenn Kesner	By:	/s/ Gregory D. Cohen
Name: Glenn Kesner		Name: Gregory D. Cohen
Title: Chief Executive Officer		Title: Manager

/s/ Gregory D. Cohen
Gregory D. Cohen, Individually